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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               FORM 8-K/A-1
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): September 27, 1996

                             HARLYN PRODUCTS, INC.
            (Exact name of Registrant as specified in its charter)

   California                       0-7473                      95-2251026

  (State or other
   Jurisdiction                   Commission                  (IRS Employer
 of Incorporation)               File Number                Identification No.)

                            1515 South Main Street
                         Los Angeles, California 90015
              (Address of Principal Executive Office) (Zip Code)
       Registrant's telephone number, including area code (213) 746-0745
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Item 4. Changes in Registrant's Certifying Accountant
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     On October 17, 1996, Registrant retained Rose, Snyder & Jacobs as its certified public accountants and to begin to audit the fiscal year ended June 30, 1996.

     On September 27, 1996, the Registrant was informed by its independent auditors, Deloitte & Touche LLP ("Deloitte") of Deloitte's resignation, effective as of that date.


     The reports of Deloitte on the financial statements of the Registrant for each of the two fiscal years in the period ended June 30, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to undertainty, audit scope or accounting principles. For the two fiscal years in the period ended June 30, 1995 and from July 1, 1995 through September 27, 1996, there were no disagreements between Registrant and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures.

     On June 25, 1996, Deloitte informed the audit committee of the Registrant that if certain conditions were not met regarding which of the Registrant's management personnel would be responsible for the Registrant's financial statements, it would be unwilling to rely on managements' representations regarding the Registrant's financial statements. In connection with its resignation of September 27, 1996, Deloitte informed the Registrant and the chairman of the Registrant's audit committee that it had determined that the conditions previously communicated had not been met, that it was no longer willing to rely on managements' representations and that it was unwilling to be associated with the financial statements prepared by management.


     Deloitte has also advised the Registrant that the financial statements for the interim periods ended December 31, 1995 and March 31, 1996 should be restated for a correction of an error relating the Company's miscalculation of the amount of gold inventories. As a result of such errors, the recorded amount of inventories was overstated by $825,000 and $217,000 at December 31, 1995 and March 31, 1996, respectively. The Registrant has revised operating results for the quarters ended December 31, 1995 and March 31, 1996 caused by a miscalculation of leased gold. The effect of the revisions are to change previously reported profits of $128,000 or $0.03 per share for the three months ended December 31, 1995 to a loss of $697,000 or ($0.15) per share. The loss for the six months ended December 31, 1995 was revised from $762,000 or ($0.16) per share to a loss of $1,587,000 or ($0.33) per share. For the three months ended March 31, 1996, the effect of the revisions was to change the loss of $6,640,000 or ($1.40) per share to a loss of $6,032,000 or ($1.27) per share. For the nine months then ended, the loss was then revised to $7,619,000 or ($1.60) per share from the previously reported $7,402,000 or ($1.56 per share).

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     In connection with the audit of the Registrant's financial statements for the fiscal year ended June 30, 1994, Deloitte had informed the Registrant of certain matters related to the Registrant's internal control structure and its operations that Deloitte considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. For the year ended June 30, 1995, Deloitte did not identify any reportable conditions. Also, in the June 25, 1996 meeting referred to above, Deloitte has told the Registrant that it orally informed the Registrant that its internal control structure and its operations had deteriorated during the year ended June 30, 1996 and that management oversight of the financial reporting process should be strengthened.


     The Registrant has authorized Deloitte to respond fully to inquiries of the Registrant's successor accountant.




Item 7. Financial Statements and Exhibits
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     Exhibits


          4.1 Letter from Deloitte & Touche LLP dated October 21, 1996.

                                  SIGNATURES
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     Pursuant to the requirements of Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 21, 1996.

                                       HARLYN PRODUCTS, INC.
                                       (Registrant)

                                       /s/ EDWARD DUDZIAK

                                       By: EDWARD DUDZIAK, President

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